UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011 (February 22, 2011)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 22, 2011, Paul D. Burner resigned as Senior Executive Vice President and Chief Financial Officer of People’s United Financial, Inc. (the Company). Mr. Burner’s resignation, which was by mutual agreement between him and the Company, is unrelated to the Company’s financial condition or financial reporting.

(c) On February 23, 2011, Kirk W. Walters was named as the new Chief Financial Office of the Company. Mr. Walters, who will be a Senior Executive Vice President, will commence his duties shortly. Mr. Walters will also be appointed to the Boards of Directors of the Company and its wholly-owned subsidiary, People’s United Bank.

The Board of Directors approved a compensation package for Mr. Walters consisting of the following:

•	Base salary of $600,000;

•	Short-term incentive bonus target equal to 90% of base salary;

•	Long-term incentive compensation target equal to 120% of base salary, comprised of:

•	Restricted stock awards representing 50% of the target amount;

•	Stock option awards representing 25% of the target amount; and

•	Long-term cash bonus representing 25% of the target amount; and

•	Use of a Company-owned automobile with a value of up to $70,000.

The Company will also reimburse Mr. Walters for specified relocation expenses, purchase his current home at its appraised value if it has not been sold by an agreed-upon date, and provide him with housing in the Bridgeport, Connecticut area to the same extent as is provided for other executive officers who do not reside permanently in the local area.

The number of shares of restricted stock and stock options to be awarded as part of Mr. Walters’ compensation package will be determined by the Board at a future date and will be based on the approximate value of the Company’s common stock at that time.

The Board of Directors also approved an additional award of restricted stock and stock options valued at $2,000,000 ($1,200,000 in restricted stock and $800,000 in stock options). These shares and options will vest in equal annual increments over three years beginning on the first anniversary of the grant date.

The Company did not enter into an employment agreement with Mr. Walters in connection with his appointment as Chief Financial Officer.

Mr. Walters will be provided with a Change in Control Agreement in the form attached hereto as Exhibit 10.2(c).

A copy of the press release announcing the management change is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Jeffrey A. Hoyt, the Company’s Controller, will serve as Chief Financial Officer on an interim basis. Mr. Hoyt, 41, has served as Senior Vice President and Controller of the Company since November 2007. Prior to that time, Mr. Hoyt served as Vice President, Finance and Treasurer of Ethan Allen Interiors Inc. (a manufacturer and retailer of home furnishings and accessories), since May 2003.

Item 9.01 Financial Statements and Exhibits

(c)	The following Exhibits are submitted herewith.

Exhibit No.	Description

10.2(c)	Form of Change in Control Agreement (Senior Executive Vice Presidents)(rev Feb 2011)

99.1	Press Release dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: February 23, 2011	By:	/s/ Robert E. Trautmann
(Signature)

	Name:	Robert E. Trautmann
	Title:	Senior Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

10.2(c)	Form of Change in Control Agreement (Senior Executive Vice Presidents)(rev Feb 2011)	10.2(c)-1

99.1	Press Release dated February 23, 2011	99.1-1